TRADEMARK LICENSE AGREEMENT

     This Agreement ("Agreement") is made as of the 13th day of October, 2000 (the "Effective Date"), by and between Swiss Army Brands, Inc., a Delaware corporation with its principal place of business at One Research Drive, P.O. Box 874, Shelton, CT 06484 ("LICENSOR") and Tropical Sportwear International Corporation, 4902 West Waters Street, Tampa, FL 3634 ("TSI").

                                    RECITALS

     WHEREAS, LICENSOR is a licensee of the trademark and logo set forth on Exhibit A attached hereto (the "Trademarks") with the right to sublicense the Trademarks to TSI and its Totally Held Subsidiaries (as defined below) (collectively, "LICENSEE").

     WHEREAS, LICENSEE desires the right, license and privilege to use the Trademarks on or in connection with the manufacturing, sale and distribution of certain Products (as defined below); and

     WHEREAS, LICENSOR is willing to grant such rights to LICENSEE, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Definitions

     (a) "Channels of Trade" shall mean department stores, men's and women's clothiers and specialty stores, outdoors clothiers and specialty stores, subject to LICENSOR's written approval, not to be unreasonably withheld, concerning which stores are in keeping with the image and dignity of the Trademarks, and approved Outlets, mail order and catalog retailers and authorized internet retailers. "Channels of Trade" shall not include mass merchandisers.

     (b) "Close-out Inventory" shall mean Products that are sold at a discount of at least twenty-five percent (25%) of LICENSOR'S standard wholesale price for such merchandise in the relevant selling season, and includes excess inventory.

     (c) "Best Net Sales" shall have the meaning ascribed to the term in Section 6(a).

     (d) "Contract Year" shall mean each period during the Term commencing on August 1 of the relevant calendar year and ending on July 31 of that year, except that the first Contract Year shall commence on the Effective Date and end on July 31, 2002 and the last Contract Year shall end on the effective date of the termination of the Agreement.

     (e) "Expansion Products" shall mean belts, stockings, socks, scarves, undergarments and children's apparel.

     (f) "Net Sales" shall mean the selling price or other consideration charged by LICENSEE for Products to an unrelated buyer less freight, insurance, discounts and allowances actually given, sales tax actually charged and returns actually received. If Products are sold to related parties, given away, sold at reduced prices in connection with promotions, or otherwise, or sold in combination with other articles, the selling price utilized in the calculation of Net Sales shall be the highest price charged by LICENSOR for Products to an unrelated buyer or buyers during the quarter in question.

     (g) "Outlets" shall mean only those stores or outlets listed on Exhibit C attached hereto, as amended by the mutual agreement of the parties from time to time. Only Seconds and Close-out Inventory may be sold at Outlets.

     (h) "Products" shall mean the following articles of men's and women's apparel: outerwear, hats, gloves, knit or woven shirts and blouses, sweaters, fleecewear, pants, jeans, skirts, and shorts, but excluding Expansion Products.

     (i) "Seconds" shall mean Products that are irregulars or factory seconds which may be sold solely to Outlets at a discount of at least twenty-five percent (25%) of LICENSOR'S standard wholesale price for such merchandise in the relevant selling season.

     (j) "Territory" shall mean worldwide.

     (k) "Totally Held Subsidiary" shall mean a corporation owned one hundred percent (100%) by TSI, except for any legally required directors' qualifying shares, provided that such directors' shares do not exceed one percent (1%) of the total shares issued by the subsidiary, and which has executed a copy of this Agreement, thereby agreeing to be bound by all of the terms hereof.

2. Grant of License

     (a) Subject to the terms and conditions of this Agreement, LICENSOR grants to LICENSEE, and LICENSEE accepts, the exclusive non-transferable right and license, (without right to sublicense such license) to use the Trademarks in the Territory solely on or in connection with the manufacture, sale and distribution of the Products during the Term (as defined below) of this Agreement. LICENSOR shall not assign, or grant any licenses or sublicenses, to use the Trademarks in connection with the manufacture, sale and distribution of the Products in the Territory during the Term of this Agreement without LICENSEE'S prior written approval.

     (b) If LICENSOR wishes to expand its licensing program to encompass any Expansion Products, LICENSOR will so notify LICENSEE, and discuss expanding the definition of Products to encompass such Expansion Products, and expanding the scope of the license granted herein in accordance with terms to be mutually agreed upon by the parties.

     (c) LICENSEE shall use the Trademarks only for the purposes set forth herein, and strictly in accordance with any trademark usage guidelines provided by LICENSOR from time to time.

3. LICENSOR'S Title; Protection of LICENSOR'S Rights

     (a) Except for those rights granted to LICENSEE herein, LICENSEE recognizes and acknowledges that LICENSOR or its licensor retains, all ownership, title and intellectual property rights in and to the Trademarks, and LICENSOR has the right to sublicense the Trademarks for the manufacture, sale and distribution of the Products. LICENSEE agrees that it will not during the Term of this Agreement or thereafter make any claim or take any action adverse to such title to and rights in the Trademarks and will not attack the validity of the license granted hereunder anywhere in the world. LICENSEE further agrees that its every use of the Trademarks, and any goodwill relating thereto, shall inure solely to the benefit of LICENSOR.

     (b) LICENSEE agrees both during and after the Term of this Agreement (i) to cooperate fully and in good faith with LICENSOR and to execute such documents as LICENSOR may request, relating to the Trademarks and any marks or trade names containing similar words or which LICENSOR believes may be confusingly similar thereto, or "Derivative Marks" thereof, including, without limitation, the registration of the Trademarks and any "Derivative Marks" thereof in additional categories, and (ii) not to oppose any application by LICENSOR for registration of the Trademarks and any "Derivative Marks" thereof in additional categories.

     (c) LICENSEE shall promptly notify LICENSOR, in writing, of any infringement or potential infringement of any Trademarks of which it becomes aware. Without the express written permission of LICENSOR, LICENSEE shall have no right to bring any action or proceeding relating to such infringement or potential infringement or which involves, directly or indirectly, any issue, the litigation of which may affect the interest of LICENSOR. Nothing in this Agreement shall obligate LICENSOR to take any action relating to an infringement or potential infringement of any Trademarks.

4. LICENSEE Obligations

     (a) LICENSEE shall manufacture the Products in accordance with the specifications and requirements set forth herein, and any other guidelines as may be implemented or amended from time to time by mutual consent of the parties. Without prejudice to the generality of the foregoing, LICENSEE shall ensure that the Products comply with all requirements under applicable law. The wages and working conditions under which all Products and components thereof are produced shall conform in all respects to: (i) the human rights laws and (ii) the generally accepted human rights rules or guidelines specified by national or generally recognized international groups or other non-governmental entities of
(x) the country in which such Products are manufactured, (y) the country in which such Products are sold, to the extent such laws or rules apply to goods manufactured in other countries, and (z) the United States of America, to the extent such laws or rules apply to goods manufactured in other countries. LICENSEE shall provide LICENSOR with proof of such compliance on an ongoing basis.

     (b) LICENSEE agrees that it will cause to appear on any label, container, packaging, product tags, or wrapping material or other materials used in connection with the Products (the "Disclosure Materials"), and on all packaging, advertising, promotional and display material bearing the Trademarks, any trademark notice or indication of trademark status specified by LICENSOR, as more fully described in Exhibit B attached hereto. LICENSEE further agrees that all Disclosure Materials used in connection with the Products shall be in compliance with applicable laws and regulations.

     (c) LICENSEE agrees to submit in writing to LICENSOR for written approval, any and all designs and specifications for the Products, which written approval or rejection shall be provided by LICENSOR within thirty (30) business days (the "Approval Period") of LICENSOR'S receipt of such designs or specifications, failure to respond within the Approval Period constituting approval by LICENSOR. During any Approval Period, LICENSOR may reasonably request additional information from LICENSEE regarding certain designs or specifications, which request shall suspend the Approval Period and LICENSOR'S obligations thereunder until such information has been provided for Licensor. The receipt by LICENSOR of such additional information shall mark the start of a new Approval Period.

     (d) LICENSEE acknowledges that the Trademarks are known to represent and are associated with high quality products. LICENSEE shall manufacture and market the Products only in such manner as to maintain and promote the high quality image associated with the Trademarks.

     (e) LICENSEE agrees that it shall not, during the Term of this Agreement, except in accordance with the terms hereof, nor at any time thereafter: (i) market, sell or distribute any products confusingly similar to the Products in appearance and design; (ii) manufacture any other products with substantially the same design or combination of features as the Products; or (iii) use the Trademarks or the words "Swiss Army" or the word "Swiss" accompanied by a word or words with a military or outdoor connotation in connection with the advertising, sale or distribution of any items, nor utilize, in connection with the sale or offering for sale of any item a logo or device resembling the Trademarks or consisting of a cross or other devise in a red field.
Notwithstanding the foregoing, LICENSEE may use the phrase "Brought to you by Victorinox, the makers of the original Swiss Army Knife" or similar language mutually agreed upon by the parties solely for crediting purposes, and may use LICENSOR'S corporate name solely for designation purposes, in each case in a manner subject to the prior written approval of LICENSOR. This paragraph shall not prevent LICENSEE from distributing or marketing; (A) products that possess similarities to the Products with respect to certain generic functional properties, but that are otherwise not confusingly similar to the Products in appearance and design, or (B) products that possess the same or similar unique and distinctive features and/or properties as the Products, one-hundred and twenty (120) days after the Products embodying such unique and distinctive features are first shipped to customers in commercial quantities.

     (f) Prior to any first sale or shipment of any new category, type or style of Product or any item of packaging, labeling or advertising to be used in connection with the sale or offering for sale of Products, LICENSEE shall furnish to LICENSOR, for its inspection and approval, representative samples of each such Product or item of packaging, labeling or advertising. LICENSOR shall indicate in writing to LICENSEE its approval or rejection of such samples within the Approval Period. In the event of a rejection, LICENSOR shall indicate to LICENSEE in reasonable detail the basis of such rejection and any changes required by LICENSOR to make the samples acceptable, whereupon LICENSEE shall be required to re-submit the samples in question for review and approval by LICENSOR as provided in this paragraph 4(f). LICENSOR'S failure to respond within the Approval Period shall constitute approval. Samples of Products submitted by LICENSEE to LICENSOR and approved by LICENSOR prior to the execution of this Agreement will be deemed to have been approved for the purposes of this subsection and, except as set forth herein, do not have to be separately approved again by LICENSOR. LICENSOR'S approval of a sample of a Product shall be deemed approval for all Products of the same type or category which are subsequently manufactured and sold, provided that these are consistent in every material respect with the approved sample. Products or other items which vary in any material respect from an approved sample of such Products shall not be deemed approved by LICENSOR hereunder. LICENSEE further agrees that, upon reasonable notice, LICENSOR or its authorized representative shall have the right to access LICENSEE'S manufacturing and other facilities used in the manufacture, sale or distribution of the Products for the purpose of assuring the quality of the Products and LICENSEE'S compliance with its obligations set forth herein.

     (g) LICENSEE acknowledges that the Trademarks and the goodwill attaching thereto are associated with both the highest quality Products and retail sales operations and channels of trade. LICENSEE shall consult with LICENSOR concerning which specific Channels of Trade will be acceptable to maintain this level of quality, and LICENSEE agrees that LICENSEE will: (i) sell Products only to those specific Channels of Trade (defined herein or as redefined in the future) approved by LICENSOR; and (ii) sell Products that are Seconds only to Outlets, provided that if LICENSOR permits the sale of Expansion Products bearing the Trademarks to other retailers, a similar right will be extended to LICENSEE. LICENSEE acknowledges that violation of this Section 4(g) shall constitute a material breach hereunder.

     (h) LICENSEE shall use its best efforts to promote and sell the Products in accordance with the terms of this Agreement, and to meet the sales targets set forth in Exhibit D. These sales targets were set by LICENSEE and were an inducement for LICENSOR to grant the licenses granted hereunder, however, they are not minimum Net Sales as discussed in Section 5(e), and the mere failure to meet such sales targets shall not entitle LICENSOR to terminate this Agreement or the licenses granted herein. In order to promote the Products in the most efficient manner, the parties intend that LICENSEE will use its employee sales organization for promoting and selling Products to major national accounts and certain key regional accounts, and that LICENSOR will make available to LICENSEE LICENSOR'S independent sales organization to promote the Products to mutually selected regional specialty retailers, on terms and conditions mutually agreed upon by the parties and such independent sales representatives.


     (i)***

5. Royalties and Payment Terms

     (a) In consideration of the licenses granted hereunder, LICENSEE shall pay LICENSOR a royalty for the sale of all Products (excluding Seconds and Close-out Inventory) equal to:***

     (b)  ***

     (c) Each party will bear (and the royalty payable to LICENSOR herewith shall be without reduction for) any taxes, duties and other governmental charges imposed on such party by a taxing authority, including without limitation, if applicable, any withholding taxes, stamp duties or documentary taxes, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties or any charges relating to, or on, any royalty payable by LICENSEE to LICENSOR.

     (d) All royalty payments shall accrue upon the sale of the Products regardless of the time of collection by LICENSEE. Products shall be considered "sold" upon the date of invoicing by LICENSOR. All amounts payable hereunder by LICENSEE, shall be payable on a quarterly basis commencing from the quarter starting August 1, 2001 and shall be paid to LICENSOR within thirty (30) days of the end of each quarter. LICENSEE shall submit with each such payment a report detailing the Products sold by category, e.g., outerwear, shorts, etc., the royalties due therefor, and substantiating evidence if reduced royalties are paid for Products which have been sold as Seconds or Close-out Inventory. In addition, LICENSEE shall include in each payment report an accounting of amounts spent to market and promote the Products, as required under Section 4(i) of this Agreement.

     (e) LICENSEE hereby agrees if the annual Net Sales do not exceed the annual Net Sales amounts shown below for each Contract Year of this Agreement, LICENSOR may, at its option, terminate this Agreement as described in Section 6:

     The minimum Net Sales for all subsequent Contract Years after Contract Year 8 shall be equal to the amount of the highest Net Sales in any previous Contract Year (the "Best Net Sales") plus an amount equal to the product of the Best Net Sales and the average Consumer Price Index for the entire Contract Year in question.

     (f) LICENSEE shall, at all times during the Term of this Agreement, keep full and complete books and records of the manufacture, sale and distribution of the Products in the Territory. LICENSOR or its authorized representative shall have the right, at LICENSOR'S expense, to audit and inspect such books and records of LICENSEE to ascertain LICENSEE'S compliance or non-compliance with its obligations under this Agreement, provided, however, that if any inspection reveals any underpayment, LICENSEE shall promptly pay such deficiency. If such underpayment exceeds five percent (5%) of the amount due LICENSOR for the audited period, LICENSEE shall also promptly reimburse LICENSOR for the costs of such inspection. Conversely, LICENSOR shall reimburse LICENSEE for any
overpayments  made  by  LICENSEE  to  LICENSOR,   discovered  pursuant  to  such
inspection.

***The   information  has  been  omitted   pursuant  to  a  request  for
confidential treatment. The omitted passages have been seperately filed with the Securities and Exchange Commission.

6. Term and Termination

     (a) Subject to earlier termination as provided by this Agreement, the term of this Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years ("the Initial Term"). Thereafter, unless one party gives the other party notice of its intent not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term or any subsequent Renewal Term, this Agreement will automatically renew for additional terms of three (3) years (each, a "Renewal Term"), provided the LICENSEE makes timely license payments as required by Section 5, and is not otherwise in default of any of the material terms of this Agreement at the commencement of each Renewal Term. The Initial Term and any Renewal Term(s) shall collectively be referred to herein as the Term.

     (b) Either party may terminate this Agreement in the event of a material breach by the other party, where such material breach remains uncured for thirty
(30) days following the breaching party's receipt of written notice of such breach from the non-breaching party, provided that such cure period shall not apply to repetitions of the same general type of violation for which a previous notice was sent.

     (c) Any termination of this Agreement shall not serve to eliminate any liability arising out of conduct prior to the actual date of termination, and either party may, following such termination, pursue such remedies as may be available with respect to such liabilities.

7. Effect of Termination

     (a) Thirty (30) days after the termination or expiration of this Agreement for any reason, LICENSEE shall provide to LICENSOR a statement showing the number and description of Products on hand or in process.

     (b) All Products and components thereof in existence which have not been sold or placed in distribution at the time of any termination of this Agreement (the "Unsold Products") may be purchased by LICENSOR, at LICENSOR'S option, at LICENSEE'S cost of manufacture. Notwithstanding the foregoing, and subject to LICENSOR'S decision to purchase all or a portion of any Unsold Products, after termination or expiration of the license granted hereunder, LICENSEE may, within the Territory, dispose of the Products which are on hand or in process to customers in approved Channels of Trade for a period of one-hundred and eighty
(180) days after the effective date of termination or expiration, provided that such Unsold Products must meet the other requirements of this Agreement and LICENSEE shall continue to comply with all of its obligations under this Agreement, including without limitation making all royalty payments due LICENSOR for such sales.

     (c) Upon termination or expiration of this Agreement, LICENSEE will immediately refrain from further use of the Trademarks in any respect whatsoever, except as expressly provided in Section 7(b). LICENSEE acknowledges that the failure of LICENSEE (except as otherwise provided herein) to cease the manufacture, sale or distribution of the Products or the use of the Trademarks at the termination or expiration of this Agreement will result in immediate and irremediable damage to LICENSOR and to the rights of any subsequent licensee. LICENSEE acknowledges and admits that there is no adequate remedy at law for such failure and agrees that in the event of such failure LICENSOR shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

     (d) In the event of any termination of this Agreement, the parties shall continue to be bound after such termination by Sections 3, 5, 7, 8, 9, 11, 12, 13, 14 and 15.

8. Assignment

     This Agreement and the license granted herein and duties imposed hereunder are personal to LICENSEE and shall not, without the prior written consent of LICENSOR, be assigned, transferred, mortgaged, sublicensed or otherwise encumbered by LICENSEE, except that no such consent shall be required if TSI assigns this Agreement in its entirety pursuant to any assignment or transfer due to a merger, consolidation, change of voting control or ownership, or sale of all or substantially all of TSI's business and assets. A Totally Held Subsidiary exercising rights hereunder may not assign any such rights (except to another Totally Held Subsidiary) nor continue to exercise any such rights after it ceases to be a Totally Held Subsidiary. If this Agreement is properly assigned or transferred, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the permitted successor and assigns of the parties hereto.

9. Warranties and Compliance with Laws

     (a) Each party represents and warrants to the other party that (i) it has the right and authority to enter into this Agreement; (ii) its performance of its obligations under this Agreement will not breach the terms of any agreement with any third party; (iii) its performance of its obligations under this Agreement will at all times be in accordance with applicable laws and regulations of government bodies or agencies, and (iv) such performance will be professional and diligent.

     (b) LICENSOR further represents and warrants to LICENSEE that it has the right to grant LICENSEE the license to use the Trademarks on the Products.

     (c) EXCEPT AS SET FORTH HEREIN, THE PARTIES HEREBY DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

10. Indemnification

     (a) Each party agrees to defend, indemnify and hold harmless the other from and against any cost and expenses, losses, or liabilities (including court costs and attorney fees), arising out of any material breach of its warranties or representations hereunder.

     (b) LICENSEE further agrees to defend, indemnify and hold harmless LICENSOR from and against any cost and expenses, losses, or liabilities (including, without limitation, court costs and attorney fees) arising out of any product liability and other claims or suits asserted or brought against LICENSOR based in any respect (other than matters for which LICENSOR is obligated to indemnify LICENSEE pursuant to Section 10(c)) upon the manufacture, advertising, promotion, sale or distribution by LICENSEE of the Products including, without limitation, any alleged defect in the Products sold or distributed in connection with the Trademarks. LICENSEE shall defend or settle any such claim at no expense to LICENSOR by counsel selected by LICENSEE and reasonably acceptable to LICENSOR, provided, however, LICENSOR may appoint additional counsel at its sole discretion and at its own expense to assist with such defense. LICENSOR agrees to assist LICENSEE to the extent reasonably necessary in the defense of any such suit.

     (c) LICENSOR further agrees to defend, indemnify and hold harmless LICENSEE from and against any cost and expenses, losses or liabilities (including, without limitation, court costs and attorneys' fees) arising out of any suit or claim brought by a third party for infringement or other violation of intellectual property rights arising out of LICENSEE'S use of the Trademarks as authorized by this Agreement, provided, however, that in the event of any such suit, claim or proceeding: (i) LICENSOR may notify LICENSEE that its use of the Trademarks shall be modified or terminated; (ii) such indemnification not to apply to damages accruing from sales of the Product or other actions taken in violation of or after such notification; and (iii) LICENSEE may terminate this Agreement with ninety (90) days written notice sent within thirty (30) days of receipt of such notification from LICENSOR. The defense referred to in this subsection shall be undertaken by counsel selected by LICENSOR and reasonably acceptable to LICENSEE. At LICENSOR'S expense, LICENSEE agrees to assist LICENSOR to the extent reasonably necessary in the defense of any such suit, but LICENSEE shall not settle or compromise such claim or suit without Licensor's prior written consent. Each party agrees to notify the other within thirty (30) days of receiving a written notification or claim from a third party challenging LICENSEE'S right to use the Trademarks on the Products.

     (d) The foregoing indemnities are in addition to any other rights under this Agreement, but shall be expressly contingent on the party seeking indemnity: (i) promptly notifying the indemnifying party in writing of any such claim, demand, action or liability, to the extent that the indemnifying party is prejudiced by any delay; (ii) cooperating with the indemnifying party in the defense or settlement thereof; and (iii) allowing the indemnifying party to control the defense of settlement of the case.

11. Limitation of Liability

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS OR FOR INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, PROVIDED THAT THIS SECTION SHALL NOT REDUCE THE OBLIGATION OR RIGHTS OF EITHER PARTY TO INDEMNIFICATION FOR THIRD PARTY CLAIMS PURSUANT TO SECTIONS 10(b) AND 10(c). EXCEPT AS SET FORTH BELOW, IN NO EVENT SHALL LICENSOR'S LIABILITY TO LICENSEE UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF ROYALTIES PAID BY LICENSEE AT THE TIME THE CLAIM ARISES. IN THE EVENT LICENSOR'S BREACH OF THIS AGREEMENT PREVENTS LICENSEE FROM USING THE TRADEMARKS AS PERMITTED BY THIS AGREEMENT, OR LICENSOR OTHERWISE BREACHES THE WARRANTY SET FORTH IN SECTION 9(b), LICENSOR'S LIABILITY SHALL BE LIMITED TO THE GREATER OF: (I) THE TOTAL AMOUNT OF ROYALTIES PAID BY LICENSEE AT THE TIME THE CLAIM ARISES; OR (II) AN AMOUNT EQUAL TO LICENSEE'S DOCUMENTED START-UP COSTS INCURRED TO PRODUCE THE PRODUCTS, PLUS ANY LOSSES INCURRED BY LICENSEE FOR PRODUCTS WHICH COULD NOT BE SOLD DUE TO LICENSOR'S BREACH, LESS ANY PROFITS MADE BY LICENSEE UNDER THIS AGREEMENT.

12. Confidentiality/Proprietary Information

     All patents, technology, ideas, designs, processes, inventions, improvements, know-how and other information (hereinafter referred to as
("Proprietary Information") disclosed or made available by one of the parties hereto to the other party shall remain the exclusive property of the disclosing party. Neither party shall use any such Proprietary Information disclosed to it in any manner not directly related to its performance hereunder and shall use its best efforts to prevent the unauthorized disclosure of Proprietary Information by any of its directors, officers, shareholders, employees or agents. Each party hereto hereby acknowledges that such Proprietary Information constitutes trade secrets and is of great value to the disclosing party. The receiving party shall at all times hold such Proprietary Information in strict confidence, and shall not disclose or otherwise make available to any person other than to the directors, officers, agents or employees of such party who need access thereto in order to enable such party to fulfill its obligations hereunder.

13. Notices

     All notices, approvals and communications to be given hereunder shall be given or made by registered or certified first class air mail, by telex or by hand delivery at the respective addresses of the parties as set forth below, unless notification of a change is given in writing, and the date that such notice, approval or statement is given shall be deemed to be the date upon which the receipt was signed with respect to registered or certified mail and twenty-four (24) hours after transmission with respect to a telex or telecopier and at the time of delivery with respect to hand delivery. The addresses of the parties are as follows:

         LICENSOR:

         Swiss Army Brands, Inc.
         One Research Drive
         PO Box 874
         Shelton CT 06484
         Fax: 203-925-1092
         ATTENTION: Jeff Turner, Senior Vice President, Strategic Planning

         LICENSEE:

         Tropical Sportswear International Corporation
         4902 West Waters Street
         Tampa, FL 33634
         Fax: 813-249-4904
         ATTENTION: William W. Compton, CEO

14. Governing Law; Arbitration

     This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof. With respect to any and all disputes arising under or relating to this Agreement, the parties agree to meet in a good faith effort to resolve such dispute. In the event that such a meeting fails to resolve the dispute, the dispute shall be submitted to a single arbitrator under the rules of the American Arbitration Association's Commercial Arbitration Rules and Procedures, as amended by the terms of this Agreement. The arbitration shall take place in New York, New York, and shall be conducted in strictest confidence. The arbitrator's decision shall follow the plain meaning of the relevant documents and shall be final and binding. The arbitrator's power to award damages shall be limited by the terms of this Agreement. Notwithstanding anything to the contrary herein, LICENSOR shall have the right to apply for equitable relief in any court of proper jurisdiction with regard to any actual or threatened infringement, dilution, or other violation of the Trademarks and the good will associated therewith. Exclusive jurisdiction of such disputes shall reside in the federal or state courts located in the State of New York.

15. General Provisions

     (a) Independent Contractor. LICENSEE is an independent contractor under this Agreement, and nothing herein shall be construed to create an agency relationship between the parties hereto. LICENSEE agrees that it shall not act in any manner in connection with its duties hereunder that would represent an agency relationship with LICENSOR.

     (b) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) Invalidity. If any provision of this Agreement shall be invalid and legally unenforceable, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of this Agreement.

     (d) Waiver. The failure of either party to enforce, at any time or for any period of time, any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce such provision.

     (e) Amendment; Entire Agreement. This Agreement may not be amended, modified or supplemented in any respect except in writing, which must be signed by the party against whom enforcement of any such amendment, modification or supplement is sought. This Agreement, including all Exhibits, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, replaces and supersedes all prior agreements and understandings between the parties hereto, and both parties acknowledge that no other representations or inducements have been relied upon.

     (f) No Third-Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of LICENSOR and LICENSEE and nothing in this Agreement shall be construed to give to any person other than LICENSOR and LICENSEE any legal or equitable right, remedy or claim under this Agreement.

     (g) Force Majeure. Neither party shall be responsible for any failure to perform its obligations hereunder due to unforeseen circumstances or to causes beyond its control, including, but not limited to, Acts of God, war, riot, embargoes, acts of civil or military authorities, fires, floods, accidents, earthquakes, strikes or shortages of components and supplies, transportation, fuel, energy, labor or materials.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.

SWISS ARMY BRANDS, INC.            TROPICAL SPORTSWEAR INTERNATIONAL CORPORATION

By:_____________________________   By:_____________________________

Title:__________________________   Title:__________________________

Date:___________________________   Date:___________________________

                                    EXHIBIT A

                                   TRADEMARKS

1. Cross and Shield Logo in the form currently appearing on "Swiss Army Watches" sold by LICENSOR

2. Victorinox

See attached examples of logos. [Not filed herewith.]

                                    EXHIBIT B

                               TRADEMARK LABELING


                              [Not filed herewith.]

                                    EXHIBIT C

                                 LISTED OUTLETS

                The TJX Companies, Inc. (T,J, Maxx and Marshalls)
                                Ross Stores, Inc.
                     Burlington Coat Factory Warehouse Corp.
                                  Bob's Stores

                                    EXHIBIT D

                                  SALES TARGETS


                         Contract Year      Sales Targets
                         -------------      -------------
                             ****               ****






























***The   information  has  been  omitted   pursuant  to  a  request  for
confidential treatment. The omitted passages have been seperately filed with the Securities and Exchange Commission.